Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds
  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares Core U.S. Credit Bond ETF (ISHCRED) iShares Intermediate Credit Bond ETF (ISHICRED) iShares Intermediate Government/Credit Bond ETF (ISHIGOVCR) iShares U.S. Fixed Income Balanced Risk ETF (ISHINC) iShares iBoxx $ Investment Grade Corporate Bond ETF
(ISHINTOP)
AZL Enhanced Bond Index Fund (AZ-CORE)
BlackRock Allocation Target Shares: Series C Portfolio
(BATSC)
BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock Core Bond Portfolio (BR-CORE)
BlackRock Funds, BlackRock Global Long/Short Credit Fund
(BR-GC)
BlackRock Investment Grade Bond Portfolio (BR-IG)
Strategic Income Opportunities Fund (BR-SIP)
BlackRock World Income Fund, Inc. (BR-WI)
BlackRock Macro Themes Fund - Fixed Income Sleeve (BRMT-FI)
BlackRock Managed Volatility - Fixed Income Portfolio
(BR_AA_FI)
BlackRock Credit Allocation Income Trust (Preferred Sleeve)
(BTZ-PREF)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-
BF)
BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
Metropolitan Series Fund, Inc.- BlackRock Bond Income
Portfolio (MET-BI)
Master Total Return Portfolio of Master Bond LLC  (MF-BOND)
CoreAlpha Bond Master Portfolio (MIP_CORA)
AST BlackRock Global Strategies Portfolio (Core Active)
(PRU-AA-CAB)
Curian / BlackRock Global Long Short Credit Fund (SMF_CC-
GC)
Advanced Series Trust - AST BlackRock/Loomis Sayles Bond
Portfolio (SMF_PRUTR)
UBS PACE Intermediate Fixed Income Investments Portfolio
(UBS-PACE)


The Offering
Key Characteristics (Complete ALL Fields)
Date of Offering Commencement:
03-03-2015

Security Type:
BND/CORP


Issuer
Actavis Funding SCS (2025)

Selling Underwriter
J.P. Morgan Securities LLC

Affiliated Underwriter(s)
[X] PNC Capital Markets LLC
[ ] Other:

List of Underwriter(s)
J.P. Morgan Securities LLC, Mizuho
Securities USA Inc., Wells Fargo
Securities, LLC, Barclays Capital Inc.,
BNP Paribas Securities Corp., HSBC
Securities (USA) Inc., Mitsubishi UFJ
Securities (USA), Inc., RBS Securities
Inc., SMBC Nikko Securities America, Inc.,
TD Securities (USA) LLC, ANZ Securities,
Inc., Citigroup Global Markets Inc., DNB
Markets, Inc., Lloyds Securities Inc.,
Scotia Capital (USA) Inc., Morgan Stanley
& Co. LLC, BBVA Securities Inc., Credit
Agricole Securities (USA) Inc., Fifth
Third Securities, Inc., PNC Capital
Markets LLC, Santander Investment
Securities Inc., Academy Securities, Inc.,
Blaylock Beal Van, LLC, Drexel Hamilton,
LLC, Lebenthal & Co., LLC, Mischler
Financial Group, Inc., Samuel A. Ramirez &
Company, Inc., Siebert Brandford Shank &
Co., L.L.C., The Williams Capital Group,
L.P.

Transaction Details
Date of Purchase
03-03-2015


Purchase Price/Share
(per share / % of par)
$99.645
Total Commission,
Spread or Profit
0.650%


1.  Aggregate Principal Amount Purchased
(a+b)
$200,000,000

a.  US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$41,099,000

b.  Other BlackRock Clients
$158,901,000

2.  Aggregate Principal Amount of
Offering
$4,000,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.05

Legal Requirements
Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[X]  U.S. Registered Public Offering  [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ]  Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ]f the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X]  YES
[ ]  NO

No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera
Date:
03-09-2015

Global Syndicate Team Member


Approved by:
Steven DeLaura
Date:
03-09-2015

Global Syndicate Team Member